MELBOURNE, FL – (March 9, 2020) – Kaival Brands Innovations Group, Inc. (OTC PINK: KAVL) (“Kaival,” the “Company,” “we,” or “our”), today announces that it has entered into an exclusive distribution agreement (the “Agreement”) with Bidi Vapor, LLC (“Bidi”), pursuant to which Bidi granted the Company an exclusive worldwide right to distribute electronic nicotine delivery systems and related components (the “Products”). Kaival expects to generate significant revenue in the near term, once it has commenced marketing the Products to both retail and non-retail level customers, pursuant to the terms of the Agreement.

Bidi takes pride in its primary product, the BidiTM Stick, which is a completely self-contained disposable vape product. Bidi has filed a patent application with respect to its BidiTM Stick. Bidi believes that this elegant and professional vape pen will storm the market with its goal of helping adult smokers seamlessly transition to vaping in support of a possible smoke-free future for the next generations to come. Each BidiTM Stick boasts impressive specifications with nicotine by volume at 6%, fully-charged battery with 280 mAh and 1.41ml of premium nicotine oil that can power through approximately 500 puffs or equivalent to 50 cigarettes per stick. We believe that the advanced engineering used to develop the product creates the most clean and consistent experience available with the users’ health and sustainability for the planet in mind.

Bidi is attempting to lift the stigma around vaping and urges consumers to become more responsible users with its game-changing eco-platform, “Save Your Bidi. Save Our Planet.” This platform is the first existing eco-friendly initiative that enables disposable vape pen users to recycle their used BidiTM Sticks in exchange for a new one. We believe that the BidiTM Stick is the forerunner of this eco-friendly initiative in the vape industry as each component, the battery in particular, was sustainably designed to be the most reusable and recyclable in the market. Furthermore, we believe that this eco-friendly initiative will assist us in better marketing and selling the BidiTM Stick into the marketplace.

Nirajkumar Patel, President and Chief Executive Officer of Kaival, stated “We are excited to take this first step to commence business operations. Our management team has significant experience in the e-cigarette market. As we previously disclosed, we have been evaluating opportunities within this market because of our experience and we believe that this particular opportunity can provide tremendous value for our stockholders in the future.”

“We believe that Bidi can deliver high quality Products that are rigorously developed and tested. As industry standards and FDA requirements evolve, we have faith that Bidi will continue to maintain its Products as is necessary to ensure that products delivered to customers are safe, FDA approved, eco-friendly and of the highest consistent quality possible. We are thrilled to have the opportunity to partner with Bidi and believe Bidi’s commitment to manufacturing sustainable and premium quality products will make our partnership fruitful for both parties. While this is just the first step, we are excited for what is to come and for the opportunities that this may present in the future,” Mr. Patel concluded.

Kaival believes that the BidiTM Stick is both innovative and health-conscious, and because of its growth potential, chooses Bidi as its first brand to exclusively distribute. Kaival has set its eyes on internal growth and expanding global distribution to assist selected brands to dominate their respective industries.

Mr. Patel owns and controls Bidi; thus, Bidi is considered a related party to the Company and the Company and Bidi are under common control.

About Kaival Brands Innovations Group

Kaival Brands Innovations Group, Inc. is focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, or own, or exclusively distribute these innovative products, and grow each into dominant market-share brands with superior quality and recognizable innovation. For more information, please visit: www.kaivalbrands.com

Forward-Looking Statements

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